Exhibit 2.4

FIRST SUPPLEMENTAL INDENTURE

among

PEMEX PROJECT FUNDING MASTER TRUST

Issuer

PETROLEOS MEXICANOS

Obligor

and

DEUTSCHE BANK TRUST COMPANY AMERICAS

Trustee

Supplement to

Indenture, dated as of July 31, 2000

Dated as of September 30, 2009

ARTICLE ONE

RATIFICATION

SECTION 1.01.	Ratification	2

ARTICLE TWO
ASSUMPTION; ACCEPTANCE

SECTION 2.01.	Assumption	2
SECTION 2.02.	Acceptance	2

ARTICLE THREE
MISCELLANEOUS

SECTION 3.01.	Incorporation into Indenture	3
SECTION 3.02.	Governing Law	3
SECTION 3.03.	Counterparts	3
SECTION 3.04.	Separability Clause	3
SECTION 3.05.	Effectiveness	3

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FIRST SUPPLEMENTAL INDENTURE

This FIRST SUPPLEMENTAL INDENTURE, dated as of September 30, 2009 (the “First Supplemental Indenture”), is entered into among Pemex Project Funding Master Trust, a statutory trust organized under the laws of the State of Delaware (herein called the “Master Trust”), Petróleos Mexicanos, a decentralized public entity of the Federal Government of the United Mexican States, and Deutsche Bank Trust Company Americas, a New York banking corporation, as trustee (together with its successors and assigns as trustee, the “Trustee”). For all purposes hereunder, unless otherwise specified herein, capitalized terms used but not defined herein shall the meanings assigned to them in the Indenture (as defined below).

W I T N E S S E T H :

WHEREAS, the Master Trust has from time to time issued Securities under an indenture dated as of July 31, 2000 (the “Indenture”);

WHEREAS, the Master Trust has the following series of Securities issued and outstanding under the Indenture: (a) U.S. $187,740,000 of 8.00% Guaranteed Notes due in 2011; (b) U.S. $554,539,000 of 9.125% Guaranteed Bonds due 2010; (c) £400,000,000 of 7.50% Guaranteed Notes due 2013; (d) U.S. $365,135,000 of 7.375% Guaranteed Notes due 2014; (e) U.S. $160,245,000 of 8.625% Guaranteed Notes due 2022; and (f) JPY 30,000,000,000 of 3.5% Notes due 2023 (collectively, the “Outstanding Securities”);

WHEREAS, Section 3.11 of the Indenture provides that Petróleos Mexicanos may, without the consent of the Holders, directly assume all of the covenants, agreements, rights and obligations of the Master Trust under the Indenture with respect to any series of Securities and under the Securities of such series if, after giving effect to such assumption, no Event of Default shall have occurred and be continuing, provided, that upon such an assumption, Petróleos Mexicanos executes a supplemental indenture evidencing its assumption of all such rights and obligations of the Master Trust;

WHEREAS, upon such an assumption by Petróleos Mexicanos the Master Trust shall be released from its liabilities under the Indenture and under such Securities as obligor on the Securities of such series;

WHEREAS, (i) Petróleos Mexicanos wishes to directly assume all of the covenants, agreements, rights and obligations of the Master Trust under the Indenture with respect to each series of Outstanding Securities and under the Outstanding Securities of each such series; and (ii) no Event of Default exists under the Indenture as of the date hereof;

WHEREAS, Petróleos Mexicanos has taken all actions necessary to authorize the execution and delivery of this First Supplemental Indenture;

NOW, THEREFORE, in consideration of the foregoing recitals, the mutual covenants and agreements hereinafter set forth and other valuable consideration, the parties hereto agree as follows:

ARTICLE ONE

RATIFICATION

SECTION 1.01. Ratification.

This First Supplemental Indenture is supplemental to the Indenture, and is entered into in accordance with Section 3.11 of the Indenture and, except as modified, amended and supplemented by this First Supplemental Indenture, the provisions of the Indenture are ratified and confirmed in all respects and shall remain in full force and effect.

ARTICLE TWO

ASSUMPTION; ACCEPTANCE

SECTION 2.01. Assumption.

(a) Petróleos Mexicanos hereby assumes as primary obligor the punctual payment when due, whether at Stated Maturity, upon redemption or early repayment, upon acceleration or otherwise, of all payments of principal of and interest (including Additional Amounts) and premium (if any) on the Outstanding Securities, and any other amounts payable by the Master Trust under the Outstanding Securities or the Indenture. Petróleos Mexicanos also assumes and agrees to perform each and every covenant, agreement and obligation of the Master Trust contained in the Indenture and the Outstanding Securities, and does otherwise agree to be bound by and subject to the terms and provisions of the Indenture and the Outstanding Securities in each and every respect as if it had been initially named as the Issuer therein. The Master Trust is hereby released from its liabilities under the Indenture and under the Outstanding Securities as obligor thereof.

(b) From and after the date hereof, all references in the Indenture and the Outstanding Securities (i) to the “Issuer” or the Master Trust shall be deemed to be references to Petróleos Mexicanos, (ii) to the “Guarantor” shall be deemed to be references to Petróleos Mexicanos, in its capacity as issuer, and (iii) to the Guaranty by Petróleos Mexicanos of the Master Trust’s obligations under the Indenture and the Outstanding Securities shall be deemed to be references to Petróleos Mexicanos’ obligations under the Indenture and Outstanding Securities in its capacity as issuer.

SECTION 2.02. Acceptance.

The Trustee accepts the Indenture, as supplemented by this First Supplemental Indenture, and agrees to be bound by the same upon the terms and conditions set forth therein as so supplemented.

SECTION 2.03. Deliveries.

On or prior to the Effective Date (as defined below), Petróleos Mexicanos shall deliver Opinions of Counsel to the Trustee and an Officer’s Certificate, as required pursuant to Section 9.03 of the Indenture.

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ARTICLE THREE

MISCELLANEOUS

SECTION 3.01. Incorporation into Indenture.

This First Supplemental Indenture and all its provisions shall be deemed a part of the Indenture for any and all purposes.

SECTION 3.02. Governing Law.

This First Supplemental Indenture shall be governed and construed in accordance with Section 1.12 of the Indenture.

SECTION 3.03. Counterparts.

This First Supplemental Indenture may be separately executed in counterparts and by the different parties hereto in separate counterparts, each of which when so executed shall be deemed to constitute one and the same instrument.

SECTION 3.04. Separability Clause.

In case any provision in this First Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 3.05. Effectiveness.

This First Supplemental Indenture shall be deemed to be effective only upon (a) the registration of this First Supplemental Indenture with the Ministry of Finance and Public Credit of Mexico; and (b) the delivery to the Trustee of the Opinions of Counsel and an Officer’s Certificate, as required pursuant to Section 9.03 of the Indenture (the date of the registration with the Ministry of Finance and Public Credit of Mexico, the “Effective Date”).

SECTION 3.06. Concerning the Managing Trustee.

It is understood by each of the parties hereto that the parties hereto do not have recourse to the assets of The Bank of New York Mellon (“Managing Trustee”) in respect of the obligations of the Master Trust under this First Supplemental Indenture. In addition, The Bank of New York Mellon is entering into this First Supplemental Indenture solely in its capacity as trustee and not in its individual capacity, and in no case shall The Bank of New York Mellon be personally liable for or on account of any of the statements, representations, warranties, covenants or obligations stated to be those of the Master Trust hereunder, all such liability, if any, being expressly waived by the parties hereto and any person claiming by, through or under such party.

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[signature page follows]

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IN WITNESS WHEREOF, the parties hereto have each caused this First Supplemental Indenture to be executed by its duly authorized officer as of the date first set forth above.

PEMEX PROJECT FUNDING MASTER TRUST by THE BANK OF NEW YORK MELLON not in its individual capacity but solely in its capacity as Managing Trustee

By:	/s/ Anthony Russo
Name:	Anthony Russo
Title:	Senior Associate

PETROLEOS MEXICANOS

By:	/s/ Arturo Delpech del Ángel
Name:	Arturo Delpech del Ángel
Title:	Associate Managing Director of Finance

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Trustee By Deutsche Bank National Trust Company

By:	/s/ Kenneth R. Ring
Name:	Kenneth R. Ring
Title:	Vice President

By:	/s/ David Contino
Name:	David Contino
Title:	Vice President

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